Exhibit 23.1

[Ernst & Young logo]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Plan for Grants of Free Shares 2006 of ILOG S.A. of our report dated October 4, 2006, related to the consolidated financial statements and schedule of ILOG S.A., included in its Annual Report (Form 20-F) for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

January 11, 2007

Paris-La Defense, France

ERNST & YOUNG Audit

Represented by Denis Thibon